SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12


                          PANAMERICAN BEVERAGES, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------

     (4)  Date Filed:

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        THE FOLLOWING IS THE TEXT OF A PRESS RELEASE ISSUED BY PANAMERICAN
BEVERAGES, INC. ON MARCH 31, 2003:



NEWS                                                                     PANAMCO
--------------------------------------------------------------------------------



FOR IMMEDIATE DISTRIBUTION
---------------------------------------



                    PANAMCO ANNOUNCES BRIDGE FINANCING FOR
                  YANKEE BOND REPAYMENT DUE ON APRIL 1, 2003
                   -----------------------------------------

MIAMI, FL, MARCH 31, 2003 - Panamerican Beverages, Inc. (the "Company" or "Panamco") (NYSE: PB), announced today that it has entered into a Bridge Credit Agreement with ING Bank N.V. for a bridge facility in an aggregate principal amount of U.S.$150 million (the "Loan") for a term of 4 months. The proceeds of the Loan will be used to pay the principal of the 8 1/8% Senior Notes due April 1, 2003 issued by Panamco in an aggregate principal amount of U.S.$150 million.

The Loan will bear interest at a rate of LIBOR plus 1.00% from March 28, 2003 to June 1, 2003 and a rate of LIBOR plus 1.375% after June 1, 2003. The Loan will be repaid in its entirety upon the earlier of maturity and the completion of the acquisition of the Company by Coca-Cola FEMSA, S.A. de C.V.

ING Capital LLC acted as the sole arranger and administrative agent in connection with the Loan.

Panamco is the largest soft drink bottler in Latin America and one of the three largest bottlers of Coca-Cola products in the world. The Company produces and distributes substantially all Coca-Cola soft drink products in its franchise territories in Mexico, Guatemala, Nicaragua, Costa Rica,

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Panama, Colombia, Venezuela and Brazil, along with bottled water, beer and other beverages in some of these territories. Panamco is an anchor bottler of The Coca-Cola Company.

FORWARD LOOKING STATEMENT

Statements made in this press release that are not historical in nature may include "forward-looking statements" within the meaning of U.S. federal securities laws, including statements related to anticipated future earnings and cost savings. Such statements, estimates, and projections reflect various assumptions by Panamco's management concerning anticipated results and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Panamco's control. Factors that could cause Panamco's actual results to differ include, but are not limited to, changes in the soft drink business environment (including actions of competitors and changes in consumer preference), changes in governmental laws and regulations (including income and excise taxes), currency fluctuations, market demand for new and existing products and raw material prices. Accordingly, Panamco cannot assure that such statements, estimates and projections will be realized. The forecasts and actual results will likely vary and those variations may be material. Panamco makes no representation or warranty as to the accuracy or completeness of such statements, estimates or projections contained in this press release or that any forecast contained herein will be achieved. Panamco undertakes no obligation to update such statements, estimates or projections. Information concerning such factors is contained in Panamco's Registration Statement on Form S-8, dated July 23, 2001, its Annual Report on Form 10-K for the year ended December 31, 2002, and other documents since filed by Panamco with the U.S. Securities and Exchange Commission (the "SEC"), all of which are available from the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On March 28, 2003, Panamco filed with the Securities and Exchange Commission a definitive proxy statement regarding the proposed business combination transaction referred to in the foregoing information. Investors and security holders are urged to read the definitive proxy statement, because it contains important information. The definitive proxy statement will be sent to shareholders of Panamco seeking their approval of the proposed transaction on or about March 31, 2003. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed with the SEC by Panamco at the SEC's website at www.sec.gov. The definitive proxy statement and these other documents may also be obtained for free from Panamco by directing a request to Laura I. Maydon (lmaydon@panamcollc.com).

CERTAIN INFORMATION CONCERNING PARTICIPANTS

A detailed list of names, affiliations and interests of participants in the solicitation of proxies of Panamco to approve the proposed business combination is included in the definitive proxy statement.

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                                     # # #


Contacts:        Laura I. Maydon                      Matt Benson / Kara Findlay
                 Panamerican Beverages, Inc.          Citigate Sard Verbinnen
                 305/929-0867                         212/687-8080